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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Vital Images, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VITAL IMAGES, INC.
3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
(763) 852-4100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2004

To the Shareholders of Vital Images, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vital Images, Inc., a Minnesota corporation (the "Company"), will be held on Wednesday, May 12, 2004, at 3:30 p.m. (Minneapolis, Minnesota time), at the Hilton Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota, for the following purposes:

  1.
  To elect seven directors of the Company for the coming year.

  2.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only holders of record of the Company's common stock at the close of business on March 26, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

        Each of you is invited to attend the Annual Meeting in person, if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

                      By Order of the Board of Directors

                      Gregory S. Furness, Secretary

April 19, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY
TELEPHONE OR THROUGH THE INTERNET AS INSTRUCTED ON THE PROXY CARD.

THIS PAGE INTENTIONALLY BLANK

VITAL IMAGES, INC.
3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
(763) 852-4100

PROXY STATEMENT

SOLICITATION OF PROXIES

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Vital Images, Inc., a Minnesota corporation ("Vital Images" or the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hilton Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota, on Wednesday, May 12, 2004, at 3:30 p.m. (Minneapolis, Minnesota time), and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 16, 2004.

        The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, facsimile or personally.

VOTING AND REVOCATION OF PROXY

        Only holders of record of the Company's common stock at the close of business on March 26, 2004, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 11,564,686 shares of the Company's common stock were outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.

        Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted FOR the election of the nominees for the Board of Directors named in this Proxy Statement. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

        Instead of submitting a signed proxy card, shareholders may submit their proxies by telephone or through the Internet using the control number and instructions on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the Secretary of the Company, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

        A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In general, the shareholders of the Company may take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on a particular item of business, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name," which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

PROPOSALS OF SHAREHOLDERS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any shareholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation material for the Annual Meeting of Shareholders to be held in 2005 must set forth such proposal in writing and file it with the Secretary of the Company no later than December 17, 2004, the date that is 120 days before April 16, 2005. Further, pursuant to Rule 14a-4, if a shareholder fails to notify the Company of a proposal before March 2, 2005, the date that is 45 days before April 16, 2005, such notice will be considered untimely and management proxies may use their discretionary voting authority with respect to any such proposal.

OTHER BUSINESS

        At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

FINANCIAL INFORMATION

        The Company's 2003 Annual Report to Shareholders including, but not limited to, the balance sheets as of December 31, 2003 and 2002 and the related statements of operations and cash flows for the three years ended December 31, 2003, accompanies these materials. A copy of the 2003 Annual Report to Shareholders may be obtained without charge upon request to the Company. In addition, the Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. Requests should be directed to Investor Relations, Vital Images, Inc., 3300 Fernbrook Lane N., Suite 200, Plymouth, Minnesota 55447.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth, as of February 29, 2004, certain information regarding the beneficial ownership of shares of common stock of the Company by (i) each person or entity who is known by the Company to own more than 5% of the Company's common stock, (ii) each director or nominee for director of the Company, (iii) each person listed in the Summary Compensation Table and (iv) all directors, nominees and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares(2)
Kopp Investment Advisors, LLC 7701 France Avenue South Edina, MN 55435	762,450	(3)	6.60%
Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	746,617	(4)	6.46%
Officers and Directors:
Douglas M. Pihl	111,569	(5)	*
Jay D. Miller	288,700	(6)	2.44%
Vincent J. Argiro, Ph.D.	497,413	(7)	4.25%
James B. Hickey, Jr.	45,500	(8)	*
Richard W. Perkins	117,500	(9)	1.01%
Michael W. Vannier, M.D.	45,000	(10)	*
Sven A. Wehrwein	39,500	(11)	*
Steven P. Canakes	143,400	(12)	1.23%
Gregory S. Furness	213,340	(13)	1.82%
Philip I. Smith	7,500	(14)	*
All directors and executive officers as a group (12 persons, including those named above)	1,555,322	(15)	12.37%

*
Less than one percent.

(1)
Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

(2)
Based on 11,545,258 shares outstanding as of February 29, 2004. Such number does not include 2,771,953 shares of common stock issuable upon exercise of stock options and warrants outstanding as of February 29, 2004. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) within 60 days of February 29, 2004 upon the exercise of stock options.

(3)
Reflects information as of December 31, 2003 derived from a Schedule 13G filed by Kopp Investment Advisors, LLC on February 4, 2004. As set forth in the Schedule 13G, Kopp Investment Advisors, LLC has sole voting power as to 658,500 shares, sole dispositive power as to 400,000 shares, and shared dispositive power as to 362,450 shares. According to the Schedule 13G, although Kopp Investment Advisors, LLC exercises dispositive power over these 362,450 shares, it is not the owner of them. The Schedule 13G states that it is filed by Kopp Investments Advisors,

  LLC on behalf of itself and Kopp Holding Company, LLC, Kopp Holding Company and LeRoy C. Kopp.

(4)
Excludes shares beneficially owned by Mr. Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. ("PCM"), a registered investment adviser. Of the 746,617 shares held for the account of clients of PCM, for which beneficial ownership is disclaimed by PCM, PCM has sole dispositive power with regard to all such shares and sole voting power over 105,167 of such shares. Reflects information as of December 31, 2003 derived from Amendment No. 10 to Schedule 13G filed by PCM with the Securities and Exchange Commission ("SEC") on February 4, 2004. Includes 10,000 shares that a client of PCM has the right to acquire upon the exercise of stock options.

(5)
Includes 39,000 shares that Mr. Pihl has the right to acquire upon the exercise of stock options. Excludes 27,994 shares held by Mr. Pihl's spouse, as to which Mr. Pihl disclaims beneficial ownership.

(6)
Includes 286,200 shares that Mr. Miller has the right to acquire upon the exercise of stock options.

(7)
Includes 169,920 shares that Dr. Argiro has the right to purchase upon the exercise of stock options. Excludes 109,550 shares held by Dr. Argiro's spouse, as to which Dr. Argiro disclaims beneficial ownership.

(8)
Includes 35,500 shares that Mr. Hickey has the right to acquire upon the exercise of stock options.

(9)
Includes 5,000 shares held by the Perkins Foundation and 73,500 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 39,000 shares Mr. Perkins has the right to purchase upon the exercise of stock options. Excludes 746,617 shares of stock beneficially owned by PCM, as to which Mr. Perkins disclaims beneficial ownership.

(10)
Includes 39,000 shares that Dr. Vannier has the right to acquire upon the exercise of stock options.

(11)
Includes 36,500 shares that Mr. Wehrwein has the right to acquire upon the exercise of stock options.

(12)
Consists of 143,400 shares that Mr. Canakes has the right to acquire upon the exercise of stock options.

(13)
Includes 183,840 shares that Mr. Furness has the right to acquire upon the exercise of stock options.

(14)
Consists of 7,500 shares that Mr. Smith has the right to acquire upon the exercise of stock options.

(15)
Includes 1,024,760 shares that all directors and executive officers as a group have the right to acquire upon the exercise of stock options.

ELECTION OF DIRECTORS

        The business and affairs of the Company are managed under the direction of its Board of Directors. Directors of the Company are elected annually to serve until the next annual meeting of shareholders or until their earlier resignation, death or removal. The Board has nominated the seven individuals named below to serve as directors of the Company, and the shareholders will be asked at the Annual Meeting to elect such individuals. Unless authority is withheld, all proxies received in response to this solicitation will be voted FOR the election of the nominees named below. Each of the nominees named below is now a director of the Company and has served continuously as a director since the month and year indicated. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve before the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

Name	Positions with the Company	Age	Director Since
Douglas M. Pihl	Chairman of the Board	64	May 1997
Jay D. Miller	President, Chief Executive Officer and Director	44	February 2002
Vincent J. Argiro, Ph.D.	Chief Technology Officer, Founder and Director	48	May 1997
James B. Hickey, Jr.	Director	50	May 1998
Richard W. Perkins	Director	73	May 1997
Michael W. Vannier, M.D.	Director	55	December 1997
Sven A. Wehrwein	Director	53	May 1997

Shareholder Approval

        The affirmative vote of a plurality of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH ABOVE.

INFORMATION CONCERNING DIRECTORS,
NOMINEES AND EXECUTIVE OFFICERS

Directors and Nominees

        The following discussion sets forth certain information concerning the individuals nominated by the Board of Directors to serve as directors of the Company.

        Douglas M. Pihl has been a director of the Company since May 1997 and its Chairman of the Board since December 1997, and he was its Chief Executive Officer from February 1998 to December 1999. Mr. Pihl has served as Chairman, Chief Executive Officer and President of MathStar, Inc. since April 1997. From May 1992 to August 1996, Mr. Pihl was President, Chief Executive Officer and a Director of NetStar, Inc. NetStar was acquired by Ascend Communications, Inc. in August 1996. In 1996, Mr. Pihl co-founded RocketCHIPS, Inc. and served as its Chairman and Chief Financial Officer until it was sold to Xilinx, Inc. in November 2000. Mr. Pihl has over 42 years of experience in the computer industry, with extensive responsibility in design, product planning and management. From February 1989 to December 1990, Mr. Pihl was Senior Vice President, Development for Apertus Technologies, Inc. (formerly Lee Data Corporation). Apertus changed its name to Carleton Corporation and now is part of Oracle Corporation. From December 1987 until February 1989, Mr. Pihl also was an independent consultant. Mr. Pihl was Senior Vice President-Development of Lee Data Corporation ("Lee Data") from April 1979 until December 1987. Mr. Pihl co-founded Lee Data in 1979, which then developed, manufactured and marketed computer peripheral products. In addition to the Company and MathStar, Mr. Pihl serves as a director of Astrocom Corporation and Printware, Inc., both of which are publicly-held companies, and as a director of one privately-held company.

        Jay D. Miller was named President, Chief Executive Officer and a Director of the Company in February 2002. He served as General Manager and Vice President-Business Development of Vital Images from August 1998 until February 2002. Mr. Miller was Vice President-Marketing and Business Development for Vital Images from February 1997 to August 1998. From 1989 until his employment by Vital Images, Mr. Miller was employed by GE Medical Systems, Inc. in positions of increasing responsibility in the marketing area, including serving as product manager of MRI imaging products and marketing manager for the cardiology market segment. Before 1989, Mr. Miller was employed by Siemens Medical Systems in technical marketing.

        Vincent J. Argiro, Ph.D. has been a director of the Company since May 1997. Dr. Argiro, the Founder of the Company, was named Chief Technology Officer of Vital Images in October 1995. From May 1994 to May 1997, Dr. Argiro served as a Vice President of Synovis Life Technologies, Inc. (formerly named Bio-Vascular, Inc.), the former parent company of Vital Images. Dr. Argiro also served as a director of Bio-Vascular from May 1994 until March 1996. Following the acquisition of the Company by Bio-Vascular in May 1994, Dr. Argiro served as President of the Company until October 1995. Dr. Argiro served as Chairman of the Board of the Company from September 1988 until May 1994. From 1988 to 1990, and from September 1991 to June 1992, Dr. Argiro also served as President of the Company.

        James B. Hickey, Jr., has been a director of the Company since May 1998. Mr. Hickey has served as President, Chief Executive Officer and a director of Pulmonetic Systems, Inc., a privately-held manufacturer of medical devices in the respiratory/pulmonary markets, since October 2001. Mr. Hickey served as President and Chief Executive Officer of Angeion Corporation, a medical device manufacturer, from July 1998 until December 1999. He also was President and Chief Executive Officer of Aequitron Medical, Inc., a developer of portable respiratory devices, from 1993 to 1997. In his earlier career, Mr. Hickey spent 15 years with Baxter Healthcare/American Hospital Supply Corporation, where he was President of the Respiratory Anesthesia Systems Division from 1989 to 1993 and, before that, President of the Hospitex Division. Mr. Hickey also serves as a director of Allied Healthcare Products, Inc., a publicly-held company.

        Richard W. Perkins has been a director of the Company since May 1997. Mr. Perkins has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. He also serves on the board of directors of the following public companies: Synovis Life Technologies, Inc., LifeCore Biomedical, Inc., INTELEFILM Corporation, CNS, Inc., Nortech Systems, Inc., PW Eagle, Inc., Paper Warehouse, Inc., Teledigital, Inc., and Two Way TV (US), Inc. In addition, Mr. Perkins serves as a director of several privately-held companies.

        Michael W. Vannier, M.D. has been a director of the Company since December 1997. Dr. Vannier is currently a Professor of Radiology in the College of Medicine at the University of Iowa. He was also the Head of the Department of Radiology from June 1996 to November 2000. Dr. Vannier was a special assistant to the Director of the National Cancer Institute from November 2001 to February 2003. From 1982 to 1997, Dr. Vannier was a staff radiologist at Barnes Jewish Hospital and St. Louis Children's Hospital in St. Louis, Missouri. Dr. Vannier was also the Georgia Eminent Scholar in Medical Imaging at the Emory University School of Medicine in Atlanta, Georgia from 1994 to 1996, and he served as Vice-Chairman for Research at the Mallinckrodt Institute of Radiology in St. Louis, Missouri from 1992 to 1994. Dr. Vannier also served as a Professor of Radiology at the Mallinckrodt Institute of Radiology from 1989 to 1997, as an Assistant Professor of Radiology and Surgery at the Washington University School of Medicine in St. Louis, Missouri from 1983 to 1997, and as an Affiliate Professor of System Science and Mathematics at the Washington University College of Engineering in St. Louis, Missouri from 1984 to 1997.

        Sven A. Wehrwein has been a director of the Company since May 1997. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. Earlier in his career, he worked as an investment banker, chief financial officer and Certified Public Accountant. Mr. Wehrwein is also a director of Zamba Corporation, a publicly-held company.

Independent Directors

        The Company's Board of Directors has determined that each of Messrs. Pihl, Hickey, Perkins and Wehrwein and Dr. Vannier are "independent," as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc. ("Nasdaq"). Accordingly, the Board is composed of a majority of independent directors as required by the Nasdaq Marketplace Rules.

Board and Committee Meetings; Attendance at Annual Meeting of Shareholders

        During 2003, the Board of Directors met seven times. Also during 2003, the Board of Directors had two standing committees—a Compensation Committee, which met twice during 2003, and an Audit Committee, which met six times during 2003. With the exception of James B. Hickey, Jr., who was unable to attend two meetings of the Board of Directors, each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served during 2003.

        It is the policy of the Board that each member of the Board should attend the Company's Annual Meeting of Shareholders whenever practical, and that at least one member of the Board must attend each Annual Meeting of Shareholders. The Company regularly schedules a Board meeting on the same day as the Annual Meeting. All seven of the directors attended the Annual Meeting of Shareholders held in 2003.

Board Committees

        As described in the Compensation Committee Report included later in this Proxy Statement, the Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and senior management of the Company and administers the Company's 1997 Director Stock Option Plan and 1997 Stock Option and Incentive Plan. In addition to the meetings and actions of the Compensation Committee described above, the entire Board of Directors discussed and reviewed compensation issues throughout the year at its regular meetings. The current members of the Compensation Committee are James B. Hickey, Jr. (Chairman), Michael W. Vannier, M.D. and Sven A. Wehrwein. The Board of Directors has determined that all members of the Compensation Committee are "independent," as that term is defined in Rule 4200(a)(15) of Nasdaq's Marketplace Rules.

        As described in the Audit Committee Report included later in this Proxy Statement, the Audit Committee oversees the accounting and financial reporting processes and audits of the financial statements of the Company. The Audit Committee assists the Board in fulfilling its oversight responsibilities for the quality and integrity of the Company's financial reports, the Company's compliance with legal and regulatory requirements and the independent auditors' qualifications and independence, as well as accounting and reporting processes. The Audit Committee also reviews the internal and external financial reporting of the Company and reviews the scope of the independent audit. The current members of the Audit Committee are Sven A. Wehrwein (Chairman), James B. Hickey, Jr., Richard W. Perkins and Michael W. Vannier, M.D. The Company's Board of Directors has determined that all members of the Audit Committee are independent under Rule 4200(a)(15) of Nasdaq's Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934 ("Exchange Act"). The Board has determined that Sven A. Wehrwein is qualified as an "audit committee financial expert," as that term is defined in Item 401(h)(2)(i) of Regulation S-K.

        On February 7, 2004, the Company's Board of Directors formed a Governance and Nominating Committee, which consists of Richard W. Perkins (Chairman), James B. Hickey, Jr. and Douglas M. Pihl. Before the Annual Meeting of Shareholders to be held on May 12, 2004, the Company's Board will adopt a charter for the Governance and Nominating Committee. Because there currently is no charter for the Governance and Nominating Committee, the charter is not now available. However, the charter will be available on the Company's website at http://www.vitalimages.com on or shortly after the date of the Company's Annual Meeting. The Governance and Nominating Committee will be responsible for making recommendations to the full Board of Directors regarding candidates for election to the Board. Because it was formed in 2004, the Governance and Nominating Committee did not meet during 2003. For the 2004 Annual Meeting of Shareholders, the full Board of Directors considered and nominated the candidates proposed for election.

        The charters for the Audit and Compensation Committees are set forth on the Company's website at http://www.vitalimages.com. The charter for the Governance and Nominating Committee will be set forth on the website after it has been approved by the Company's Board of Directors.

Executive Sessions of the Board

        The Board has formally adopted a policy of meeting in executive session, with only independent directors being present, on a regular basis and at least two times each year. During 2003, the Board began meeting in executive session during each meeting of the Board of Directors.

Code of Business Conduct and Ethics

        By May 4, 2004, the Board will approve and the Company will adopt a Code of Business Conduct and Ethics that will apply to all directors, officers and employees of the Company, and this Code will be available on the Company's website at http://www.vitalimages.com. The Governance and Nominating

Committee of the Board will be responsible for overseeing the Code. In accordance with Nasdaq's Marketplace Rules, any waivers of the Code for directors and executive officers must be approved by the Company's Board of Directors.

Qualifications of Candidates for Election to the Board

        The Company's Directors take a critical role in guiding the Company's strategic direction, and they oversee the management of Company. Since the Company was spun off in 1997, there has been very little turnover on the Board. See "Election of Directors." When Board candidates are considered, they are evaluated based upon various criteria, such as their broad-based business and professional skills and experiences, experience serving as management or on the board of directors of companies such as the Company, concern for the long-term interests of the stockholders, financial literacy and personal integrity in judgment. In addition, director candidates must have time available to devote to Board activities. Accordingly, the Board seeks to attract and attain highly qualified directors who have sufficient time to attend to their duties and responsibilities to the Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly-qualified and productive public company directors.

        The Board of Directors has established the following minimum requirements for Director candidates: being able to read and understand fundamental financial statements; having at least ten years of relevant business experience; having no identified conflicts of interest as a prospective Director of the Company; having not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection; and being willing to comply with the Company's proposed Code of Business Conduct and Ethics. The Board of Directors and, subsequent to its formation, the Governance and Nominating Committee, retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

Process for Identifying and Evaluating Candidates for Election to the Board

        The Governance and Nominating Committee will review the qualifications and backgrounds of the Directors, as well as the overall composition of the Board, and recommend to the full Board the Directors to be nominated for election at each Annual Meeting of Shareholders of the Company. In the case of incumbent Directors, the Governance and Nominating Committee will review such Directors' overall service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the Director continues to meet the applicable independence standards. In the case of any new Director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance and Nominating Committee will determine whether the candidate meets the applicable independence standards and the level of the candidate's financial expertise. Any new candidates will be interviewed by the Governance and Nominating Committee and, if approved by the Committee, then by all members of the Board. The full Board will approve the final nominations. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors.

Shareholder Nominations

        Shareholders may nominate Director candidates for consideration by the Governance and Nominating Committee by writing to Mr. Gregory S. Furness, the Company's Secretary, and providing to the Secretary the candidate's name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer's business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); and such other information as reasonably available and sufficient to enable the Governance and Nominating Committee to evaluate the minimum qualifications stated above under the section of this proxy statement entitled "—Qualifications of Candidates for Election to the Board." The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Written notice must be given at least 120 days before the date of the next Annual Meeting of Shareholders. If a shareholder nominee is eligible, and if the nomination is proper, the Governance and Nominating Committee then will deliberate and make its recommendation to the Board of Directors.

        The Governance and Nominating Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a shareholder.

Communications with the Board

        Shareholders can communicate directly with the Board, or with any Committee of the Board, by writing to Mr. Gregory S. Furness at the Company's address, by calling Mr. Furness at 763-852-4100 or via e-mail at boardofdirectors@vitalimages.com. All communications will be reviewed by management and then forwarded to the appropriate director or directors or to the full Board, as appropriate.

Director Compensation

        Director Fees.    During 2003, non-employee directors received an $8,000 annual retainer, and the Chairman of the Board received a $12,000 annual retainer. Committee Chairmen received annual retainers of $2,000 each. In 2003, the non-employee directors of the Company also received a fee of $500 for each Board meeting they attended and $500 for each committee meeting attended.

        1997 Director Stock Option Plan.    The Vital Images, Inc. 1997 Director Stock Option Plan ("Director Plan") was adopted by the Board of Directors on March 19, 1997 and approved by the sole shareholder of the Company on May 1, 1997. The Director Plan is intended to assist the Company in attracting, motivating and retaining well-qualified individuals to serve as directors of the Company. As described below, the Director Plan provides for both the automatic and discretionary grant of options. The only individuals eligible to receive options under the Director Plan are members of the Board of Directors of the Company, and the only individuals eligible to receive automatic grants of options under the Director Plan are those Directors of the Company who are not employees of the Company. The Director Plan currently provides that the total number of shares of the Company's common stock that may be purchased upon the exercise of options shall not exceed 300,000 shares, subject to adjustment as provided in the Director Plan.

        The Director Plan is administered by the Board of Directors of the Company. However, certain grants of stock options under the Director Plan and the amounts and terms of the options so granted are automatically determined under the Director Plan. As such, the Board of Directors has no authority to determine the grant or terms of such automatic options.

        Under the Director Plan, non-employee directors of the Company receive automatic grants of stock options to purchase 18,000 shares on their initial election or appointment to the Board of Directors and on each third anniversary thereafter so long as they are members of the Company's Board.

        All options automatically granted under the Director Plan expire eight years after the date of grant. The exercise price per share for each option granted under the Director Plan is equal to 100% of the fair market value of a share of the Company's common stock on the date such option is granted. Options automatically granted under the Director Plan vest and become exercisable as to one-third of the option shares on the first, second and third December 31 following the date of grant. The Director Plan also permits the Board of Directors to make discretionary grants of stock options to one or more directors in addition to the automatic option grants. Upon the discretionary grant of an option, the

Board of Directors fixes the number of shares of the Company's common stock that the optionee may purchase upon exercise of the option and the price at which the shares may be purchased. The exercise price of such options cannot be less than the fair market value of the common stock at the time the option is granted. On February 29, 2004, options for an aggregate of 237,000 shares were outstanding under the Director Plan and 43,000 shares were available for the grant of awards under the Director Plan.

Executive Officers

        The following discussion sets forth information as of February 29, 2004 about the executive officers of the Company who are not directors.

Name	Positions with the Company	Age	Officer Since
Jeremy A. Abbs	Vice President—Quality and Customer Satisfaction	40	July 2002
Stephen S. Andersen	Vice President—Engineering	34	January 2004
Steven P. Canakes	Vice President—Sales	48	August 1998
Gregory S. Furness	Vice President—Finance, Chief Financial Officer, Treasurer and Secretary	49	February 1997
Philip I. Smith	Vice President—Marketing and Corporate Development	36	February 2003

        Jeremy A. Abbs was named Vice President-Quality and Customer Satisfaction in January 2004. He served as Vice President-Marketing of Vital Images from July 2002 until January 2004. From June 1998 to July 2002, Mr. Abbs served as a Product Manager and Group Marketing Manager for emerging technology and market development of Boston Scientific's Scimed division. From April 1996 to May 1998, Mr. Abbs served as the Global Product Manager for cardiac surgical products at Medtronic, Inc. Before 1996, Mr. Abbs held several sales and marketing management positions at Johnson & Johnson's Ortho Diagnostics division.

        Stephen S. Andersen was named Vice President-Engineering in January 2004. Mr. Andersen has been employed at Vital Images since May 1999 and has held roles of increasing responsibility, most recently serving as Senior Director of Quality and Customer Satisfaction from January 2002 until January 2004. From February 1997 to May 1999, Mr. Andersen served as Program Manager and Business Development Manager for Internet Technologies at LodgeNet Entertainment. Before 1997, Mr. Andersen held technical support positions in the banking and telecommunications industry at Precision Computer Systems and Martin & Associates.

        Steven P. Canakes was named Vice President-Sales in March 2000. Mr. Canakes was the Company's Vice President-U.S. Sales from August 1998 to March 2000 and its Director of U.S. Sales from March 1998 to August 1998. From July 1996 to March 1998, Mr. Canakes was Vice President of Business Development for MedManagement, LLC in Plymouth, Minnesota. From February 1994 to July 1996, he served as Vice President of Sales for Medintell Systems and Value Health Corporation, a Medintell Systems Division. Before February 1994, Mr. Canakes was a CT Product Sales Manager for Picker International, Inc.

        Gregory S. Furness was named Vice President-Finance, Chief Financial Officer, Treasurer and Secretary of Vital Images in February 1997. From December 1987 to December 1996, Mr. Furness served as Executive Vice President and Chief Financial Officer of CAMAX Manufacturing Technologies, Inc., a computer-aided manufacturing software developer, which was acquired by

Structural Dynamics Research Corporation in June 1996. Before December 1987, Mr. Furness was employed as Vice President, Finance and Chief Financial Officer of Mizar, Inc. and as an audit manager at Deloitte and Touche LLP. Mr. Furness is a Certified Public Accountant.

        Philip I. Smith was named Vice President-Marketing and Corporate Development in January 2004. He served as Vice President-Business Development of Vital Images from February 2003 until January 2004. From April 2002 to November 2002, Mr. Smith served as President and Chief Executive Officer of Thermonix, a medical technology company. From April 2000 until April 2002, Mr. Smith was employed as Vice President, Marketing and Business Development of Image-Guided Neurologics, Inc., a medical technology company. From August 1997 to February 2000, Mr. Smith was employed as an investment banker with US Bancorp Piper Jaffray. Before August 1997, Mr. Smith held senior sales positions at GE Medical Systems.

Compliance with Section 16(a)

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than 10% of the outstanding common stock of the Company to file reports with the Securities and Exchange Commission concerning their initial ownership of common stock and any subsequent changes in that ownership. The Company believes that during 2003 the filing requirements were satisfied. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of its common stock and on copies of the reports that they have filed with the Securities and Exchange Commission.

Executive Compensation

        The following table sets forth certain information regarding compensation earned by or awarded to (i) each person who served as the Company's Chief Executive Officer during any part of the year ended December 31, 2003 and (ii) the Company's four other most highly compensated executive officers whose annual compensation was $100,000 or more for the year ended December 31, 2003 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
				Shares Underlying Options(#)	All Other Compensation
Name and Principal Position	Year	Salary	Bonus(1)
Jay D. Miller President and Chief Executive Officer(2)	2003 2002 2001	$189,509 176,792 141,042	$38,680 100,193 64,069	30,000 200,000 17,500	$	— — —
Vincent J. Argiro, Ph.D. Chief Technology Officer and Founder	2003 2002 2001	$152,316 146,479 139,273	$25,550 82,831 64,107	20,000 23,000 15,000	$	— — —
Steven P. Canakes Vice President—Sales	2003 2002 2001	$154,779 148,292 139,958	$23,645 84,227 64,277	20,000 25,000 17,500	$	— — —
Gregory S. Furness Vice President—Finance, Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	$153,276 147,000 141,042	$27,241 83,493 64,069	20,000 21,000 17,500	$	— — —
Philip I. Smith Vice President—Marketing and Corporate Development(3)	2003 2002 2001	$134,405 — —	$26,435 — —	50,000 — —		$30,000 — —	(4)

(1)
The executive officers of the Company are eligible to earn annual cash bonuses tied to the level of achievement of annual performance targets. Bonuses are generally paid following the end of the year in which they are earned.

(2)
Mr. Miller became President and Chief Executive Officer on February 9, 2002.

(3)
Mr. Smith has served as the Company's Vice President—Business Development since February 2003 and was named Vice President—Marketing and Corporate Development in January 2004.

(4)
Represents a signing bonus.

Retirement Savings Plan

        The Company maintains the Vital Images, Inc. Salary Savings Plan (the "Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code, as amended. The Plan covers substantially all employees. Each employee may elect to contribute to the Plan through payroll deductions of up to 25% of his or her salary, subject to certain limitations. At the discretion of the Board of Directors, the Company may make matching contributions equal to a percentage of the salary reduction contributions or other discretionary amounts. There were no contributions to the Plan by the

Company in 2003, 2002 and 2001. The Board of Directors has approved a proposal that effective July 1, 2004 the Company will begin a matching contribution of 25% of the first 4% of eligible employee contributions.

1997 Stock Option and Incentive Plan

        The Vital Images, Inc. 1997 Stock Option and Incentive Plan (the "1997 Plan") was adopted by the Board of Directors on March 19, 1997 and approved by Bio-Vascular, Inc. (now known as Synovis Life Technologies, Inc.), the sole shareholder of the Company, on May 1, 1997. The 1997 Plan is intended to assist the Company in hiring and retaining well-qualified employees, consultants and other service providers by allowing them to participate in the ownership and growth of the Company through the grant of incentive and non-statutory stock options ("Options"), awards of restricted stock, performance units, stock bonuses or any combination thereof. Management believes that the granting of Options and other awards will serve as partial consideration for and give well-qualified employees, consultants and other service providers an additional inducement to remain in the service of the Company and provide them with an increased incentive to work for the Company's success.

        Administration.    The 1997 Plan is administered by the Compensation Committee of the Board of Directors, which determines when and which employees, consultants and other service providers will be granted Options and awards under the 1997 Plan. Subject to the provisions of the 1997 Plan, the Compensation Committee also determines the type, amount and terms of awards (including restrictions) and makes all other determinations necessary or advisable for the administration of the 1997 Plan. The determinations by the Compensation Committee are not required to be made on a uniform basis and are final and conclusive.

        Employees of the Company and any of its "Affiliates" (as such term is defined in the 1997 Plan) are eligible for selection to receive Options qualified as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code"). Employees, consultants and other service providers of the Company or its Affiliates may be granted non-qualified Options ("NQOs"), restricted stock awards, performance units or stock bonuses.

        The 1997 Plan will terminate on the earlier of the date on which the 1997 Plan is terminated by the Board of Directors of the Company or March 19, 2007. Options or restricted stock awards outstanding at the termination of the 1997 Plan may continue to be exercised in accordance with their terms after such termination. The 1997 Plan may be amended at any time by the Board of Directors. However, without the approval of a majority of the Company's shareholders voting at a meeting at which a quorum is present, no such amendment may (i) materially increase the benefits accruing to participants under the 1997 Plan; (ii) increase the number of shares available for issuance or sale under the 1997 Plan (other than as permitted in certain circumstances provided by the 1997 Plan); or (iii) materially modify the requirements as to eligibility for participation in the 1997 Plan.

        Shares Subject to 1997 Plan.    The 1997 Plan currently provides that the total number of shares of the Company's common stock that may be purchased pursuant to the exercise of Options and issued in connection with other awards shall not exceed 3,500,000 shares, subject to adjustment as provided in the 1997 Plan. The shares to be issued upon the exercise of Options and awards granted under the 1997 Plan will be currently authorized but unissued shares of common stock of the Company. The number of shares of the Company's common stock available under the 1997 Plan, the exercise price of an Option or the value of an award may be adjusted by the Compensation Committee in its sole discretion upon any stock dividend or split, recapitalization, reclassification, combination, exchange of shares or other similar corporate change if the Compensation Committee determines that such change necessarily or equitably requires such an adjustment.

        Stock Options.    Upon the grant of an Option, the Compensation Committee fixes the number of shares of the Company's common stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. With regard to ISOs, the exercise price cannot be less than the "fair market value" of the common stock at the time the ISO is granted or 110% of such fair market value in certain cases. Further, the aggregate fair market value of common stock (determined at the time the ISO is granted) subject to ISOs granted to an employee under all the Company's option plans that become exercisable for the first time by such employee during any calendar year may not exceed $100,000. The exercise price of NQOs may be less than the fair market value of the common stock, but not less than 85% of fair market value. Each Option will be exercisable by the optionee only during the term fixed by the Compensation Committee, with such term ending not later than 10 years after the date of grant (in the case of ISOs). Payment for shares upon exercise of any Option may be made in cash, in shares of the Company's common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the Option, or by a combination of cash and such shares, as the Compensation Committee may determine.

        Options granted under the 1997 Plan are non-transferable except to the extent permitted by the agreement evidencing such Option. However, no ISO will be transferable by any optionee other than by will or the laws of descent and distribution. If, pursuant to the agreement evidencing any Option, such Option remains exercisable after the optionee's death, it may be exercised to the extent permitted by such agreement by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance or otherwise by reason of the optionee's death.

        Restricted Stock Awards.    Restricted stock awards granted pursuant to the 1997 Plan entitle the holder to receive shares of the Company's common stock, which are subject to forfeiture to the Company if specified conditions are not satisfied. The Compensation Committee may establish a period (the "Restricted Period") when a restricted stock award is granted during which the holder will not be permitted to sell, transfer, pledge, encumber or assign the shares of the Company common stock subject to the award. During the Restricted Period, the holder of shares subject to the restricted stock award shall have all of the rights of a shareholder of the Company with respect to such shares, including the right to vote the shares and to receive any dividends and other distributions with respect to the shares. Except to the extent otherwise provided in the restricted stock agreement governing each restricted stock award, all shares of the Company's common stock then subject to any restriction will be forfeited to the Company without further obligation of the Company to the holder thereof, and all rights of the holder with respect to such shares will terminate, if the holder ceases to provide services to the Company or its Affiliates as an employee, consultant or other service provider.

        Performance Units.    Performance units may entitle the recipient to receive a payment from the Company in the form of stock, cash or a combination of both upon the achievement of established performance or other goals. A recipient may be granted one or more performance units under the 1997 Plan, and such performance units will be subject to such terms and conditions, consistent with the other provisions of the 1997 Plan, as may be determined by the Compensation Committee in its sole discretion.

        Stock Bonuses.    A stock bonus entitles a recipient to receive an award of common stock of the Company. Stock bonuses will be subject to such terms and conditions, consistent with the other provisions of the 1997 Plan, as may be determined by the Compensation Committee. The Compensation Committee may impose such restrictions on the assignment or transfer of a stock bonus as it deems appropriate.

        Immediate Acceleration of Awards.    The 1997 Plan provides that, notwithstanding any other provisions contained in the 1997 Plan or the agreement evidencing any Option or restricted stock award thereunder, the restrictions on all shares of restricted stock shall lapse immediately, and all outstanding Options will become exercisable immediately, if any of the following events occur: (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Company; (ii) the liquidation or dissolution of the Company; (iii) certain mergers or consolidations of the Company which result in a reduction in the voting power of the current shareholders of the Company; (iv) any person becomes the beneficial owner of more than 20% of the Company's Common Stock without the advance approval of the incumbent directors or more than 50% of the voting power of the Company's outstanding stock without regard to consent by the incumbent directors; (v) the incumbent directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. On February 29, 2004, options for an aggregate of 2,315,550 shares were outstanding under the 1997 Plan, no other awards were outstanding under the 1997 Plan, and 578,731 shares were available for the grant of awards under the 1997 Plan. Awards may be granted under the 1997 Plan through March 19, 2007. The 1997 Plan may be terminated earlier by the Board of Directors in its sole discretion.

        The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 2003:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)(1)
		Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price ($/Sh)		Expiration Date
							5%($)		10%($)
Jay D. Miller	30,000	5.49%			$9.60	2/6/11		$137,507		$329,354
Vincent J. Argiro, Ph.D.	20,000	3.66%			$9.60	2/6/11		$91,671		$219,569
Steven P. Canakes	20,000	3.66%			$9.60	2/6/11		$91,671		$219,569
Gregory S. Furness	20,000	3.66%			$9.60	2/6/11		$91,671		$219,569
Philip I. Smith	25,000 25,000	4.57 4.57	% %	$ $	9.95 18.55	2/28/11 8/7/11	$ $	118,767 221,420	$ $	284,468 530,339

(1)
All options granted to the Named Executive Officers in 2003 vest and become exercisable as to 28% of the shares one year after the date of grant and as to an additional 2% per month thereafter until fully vested and exercisable.

(2)
Represents the potential realizable value of each grant of options assuming that the market price of the underlying common stock appreciates in value from its fair market value on the date of grant to the end of the option term at the indicated annual rates.

        The following table sets forth certain information regarding any exercises of stock options during 2003 by the Named Executive Officers and the number and value of unexercised stock options held by them as of December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

			Number of Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End ($)(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable/	Unexercisable	Exercisable/	Unexercisable
Jay D. Miller	—	—	257,600	144,900	$3,359,304	$1,476,805
Vincent J. Argiro, Ph.D.	5,000	$58,075	158,880	38,620	$2,206,986	$371,231
Steven P. Canakes	—	—	131,600	40,900	$1,774,208	$396,818
Gregory S. Furness	2,500	$41,838	172,760	38,240	$2,430,401	$368,643
Philip I. Smith	—	—	—	50,000	$—	$197,750

(1)
Based on the difference between the December 31, 2003 closing price of $17.86 per share as reported on The Nasdaq National Market and the exercise prices of the options.

Employee Stock Purchase Plan

        The Vital Images, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors on March 19, 1997 and by Bio-Vascular, Inc. (now known as Synovis Life Technologies, Inc.) as the sole shareholder of the Company on May 1, 1997. The Stock Purchase Plan permits eligible employees to make voluntary contributions through payroll deductions to be used to purchase common stock from the Company. The Stock Purchase Plan consists of periodic offerings, and the first such offering began on July 1, 1997. Each offering under the Stock Purchase Plan is for a period of three months (an "Offering Period"). An employee may elect to have up to a maximum of 10% deducted from his or her regular salary for purposes of purchasing up to 500 shares under the Stock Purchase Plan during each Offering Period. The price at which the employee shares are purchased will be the lower of (i) 85% of the closing price of the common stock of the Company on the day that an Offering Period commences under the Stock Purchase Plan or (ii) 85% of the closing price of the Company's common stock on the day that such Offering Period terminates. With certain exceptions, all employees of the Company who work at least 20 hours per week, including officers and directors who are employees, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan provides for the issuance of up to 250,000 shares of common stock, and it is administered by the Board of Directors or by the Compensation Committee. Through December 31, 2003, 148,547 shares had been issued under the Stock Purchase Plan and 101,453 shares were available for grant under the Stock Purchase Plan.

Other Stock Option Plans

        On May 12, 1997, Bio-Vascular, Inc. (now known as Synovis Life Technologies, Inc.), the former parent company of Vital Images, distributed all of the shares of common stock of Vital Images to Bio-Vascular's shareholders of record on May 5, 1997 in a distribution transaction (the "Distribution"). Pursuant to an Employee Benefits Agreement between Vital Images and Bio-Vascular, Vital Images and Bio-Vascular agreed to adjust each unexercised option to purchase Bio-Vascular common stock outstanding as of the record date for the Distribution ("Bio-Vascular Options") to reflect the Distribution (an "Adjusted Bio-Vascular Option"), and each holder of a Bio-Vascular Option was granted an option to purchase common stock of Vital Images in connection with the Distribution (a

"Vital Images Option"). The exercise price and number of shares covered by each Adjusted Bio-Vascular Option, as well as the exercise price and number of shares covered by each Vital Images Option, was determined according to a formula provided in the Employee Benefits Agreement that was based on the relative fair market trading values of Bio-Vascular common stock and the Company's common stock during the first five trading days following the date of the Distribution.

        In connection with the issuance of Vital Images Options with respect to Bio-Vascular Options in existence on the date of the Distribution, the Company adopted the 1995 Stock Incentive Adjustment Plan, the Incentive Stock Option Adjustment Plan and the 1992 Director Stock Option Adjustment Plan. Each of these plans is intended to mirror the provisions of a corresponding Bio-Vascular option plan. Because each Bio-Vascular option plan generally provides for the termination of options following termination of employment, each of such mirror plans was approved and adopted to provide that the Distribution will not cause a termination of any employee of the Company for the purposes of such plans and that options held by employees of the Company following the Distribution will remain exercisable following the Distribution, so long as such employees remain employed by the Company or any subsidiary. Similar modifications to the existing 1990 Management Incentive Stock Option Plan and the 1992 Stock Option Plan were also adopted by the Company with respect to Bio-Vascular employees. Awards of options under these plans, as well as pursuant to certain non-plan award agreements, were made in connection with the Distribution. It is intended that the 1995 Stock Incentive Adjustment Plan, the Incentive Stock Option Adjustment Plan and the 1992 Director Stock Option Adjustment Plan, as well as the 1992 Stock Option Plan and the 1990 Management Incentive Stock Option Plan, will not be used to grant options to purchase common stock of the Company other than in connection with the Distribution. In connection with the Distribution, Vital Images granted Vital Images Options to purchase 608,534 shares of the Company's stock. As of February 29, 2004, Vital Images Options to purchase 27,012 shares were outstanding.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2003 with respect to Company's equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
• Stock Option Plans(1)	2,004,972	$6.87	920,051
• Director Plan	237,000	$8.60	43,000
• Stock Purchase Plan(2)	Not applicable.	Not applicable.	101,453
Equity compensation plans not approved by security holders
• Non-Plan options(3)	299,000	$6.97	Not applicable.
• Broker warrants(4)	19,156	$3.25	Not applicable.
Total	2,460,128	$7.02	1,064,504

(1)
Consists of the 1997 Plan and the plans described in the section of this proxy statement entitled "—Other Stock Option Plans."

(2)
Under the Stock Purchase Plan, shares are acquired at the time of investment by the participating employees at the applicable discount price.

(3)
Consists of options granted to certain officers of the Company and third-party consultants.

(4)
Consists of warrants issued to a selling agent as part of a December 1999 private placement of units consisting of the Company's common stock and warrants to purchase common stock.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        James B. Hickey, Jr., Michael W. Vannier, M.D. and Sven A. Wehrwein, each of whom is a non-employee director of the Company, served as the members of the Company's Compensation Committee in 2003. See "Report of the Compensation Committee." Messrs. Miller and Argiro, the only executive officers of the Company who served on the Board of Directors in 2003, abstained from voting on compensation matters affecting their compensation.

Employment Agreement

        The Company entered into an Employment Agreement with Jay D. Miller effective February 9, 2002, which sets forth the terms of his employment as the Company's President and Chief Executive Officer. The agreement provides for an annual base salary of $180,000 and allows for a review and possible increase. In addition, Mr. Miller is eligible to receive bonuses as established by the Company's Board of Directors under the Company's management incentive plan. The agreement also provides for

Mr. Miller's participation in the Company's fringe benefit plans and programs in which other senior executive officers of the Company participate. If the Company terminates Mr. Miller's employment without cause during the term of his Employment Agreement, the Company is required to pay Mr. Miller a severance payment equal to 12 months' base salary at the time of termination.

Change in Control Agreements and Severance Arrangements

        The Company has entered into agreements with Jay D. Miller, Vincent J. Argiro, Steven P. Canakes and Gregory S. Furness that provide for certain benefits for them upon a "change in control" of the Company, as defined in such agreements. If each such officer's employment with the Company is terminated for any reason other than death, cause, disability or retirement, or if he terminates his employment with the Company for good reason, or in the case of Messrs. Miller and Furness for any reason, and the termination occurs within 12 months following a change in control, or before a change in control if his termination was a condition of the change in control, such officer would be entitled to a lump sum cash payment equal to his annual base salary in effect on the date of the change in control multiplied by two, as well as employee welfare benefits then in effect for a period of 24 months. The agreements also incorporate standard confidentiality restrictions.

        The Company has severance arrangements with Messrs. Argiro and Furness which provide that, except in the case of dismissal for cause, each such officer is entitled to receive a severance payment equal to six months of his monthly base salary at the time of termination. In addition, each officer is entitled to one additional month of severance pay for each additional year of employment, starting with the sixth year of employment. The maximum amount of severance payable to each officer under such arrangement is capped at an amount equal to the base salary for one year. The Company has also entered into a severance arrangement with Steven Canakes which provides that, except in the case of termination for cause, the Company will pay Mr. Canakes a severance payment equal to three months of his monthly base salary at the time of termination.

        Frazee Severance Agreement.    Pursuant to a severance agreement effective January 12, 2004, the Company and David M. Frazee agreed to terms regarding the resignation of Mr. Frazee as Vice President of Engineering. Mr. Frazee's employment with the Company terminated in January 2004. In exchange for certain representations, promises and releases, the Company agreed to pay Mr. Frazee an amount equal to six months of his base salary at the time of termination, which equals $71,750, plus a lump sum of $25,000. In addition, the Company agreed to pay Mr. Frazee a bonus for 2003 in the amount of $21,879 and outplacement expenses in the amount of $7,000.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Compensation Committee also administers and recommends to the entire Board each year any stock option grants under the Company's 1997 Plan and incentive compensation plans and payouts and advises the Board on other compensation related matters. James B. Hickey, Jr., Michael W. Vannier, M.D. and Sven A. Wehrwein, each of whom is an independent director of the Company as defined in the Nasdaq Marketplace Rules, served as the members of the Company's Compensation Committee in 2003. The following report is made by Messrs. Hickey and Wehrwein and Dr. Vannier and summarizes the Company's executive officer compensation policies for 2003.

        The Company's executive compensation program is based on a pay-for-performance philosophy. Under the Company's program, an executive's compensation consists of three components: base salary, an annual incentive (bonus) payment and long-term incentives (stock options). Base salary is determined by an assessment of the executive's sustained performance against his or her individual job responsibilities, including the impact of such performance on the business results of the Company. Payments under the Company's annual incentive plan are tied to the level of achievement of annual performance targets, including revenue, operating results and other performance targets related to business functions under the executive's direction. Annual performance targets are based upon the Company's annual strategic plan as reviewed by the Board of Directors. An individual executive's annual incentive opportunity is based upon a percentage of his or her base salary.

        The Company's long-term incentives are in the form of stock options. The objectives of these awards are to advance the longer term interests of the Company and its shareholders, complement incentives tied to annual performance and align the interests of executives more closely with those of shareholders. The Company also believes that the entrepreneurial character of its executives makes the long-term incentives provided by its stock option program especially significant in the motivation and retention of its executives. The number of stock options awarded to an executive is based on the executive's position and his or her performance in that position. The executive's right to the stock options generally vests over a four-year period and each option is exercisable, to the extent it has vested, over an eight-year period following its grant.

        The compensation of Mr. Jay D. Miller, the Company's President and Chief Executive Officer, for 2003 was determined in part pursuant to an Employment Agreement dated February 7, 2002 between Mr. Miller and the Company, which was approved by the entire Board in 2002. The Employment Agreement provides for an annual base salary of $180,000, subject to review and possible increase, and entitles Mr. Miller to participate in the Company's management incentive plan. For 2003, the Compensation Committee recommended and the Board approved a $10,000 increase in Mr. Miller's salary based on the Compensation Committee's assessment of Mr. Miller's past performance and its expectations as to Mr. Miller's future contributions in directing the long-term success of the Company. Under the management incentive plan, 40% of Mr. Miller's bonus for 2003 was determined by reference to the revenue objectives set forth in the plan, 40% was based on the net income objectives set forth in the plan, and 20% was based on personal objectives set by the Compensation Committee for Mr. Miller for 2003. The Board of Directors also approved a discretionary bonus of $5,000 for Mr. Miller for 2003. In addition, on February 26, 2003, the Board approved the grant to Mr. Miller under the 1997 Plan of stock options to purchase a total of 30,000 shares of the Company's common stock at an exercise price of $9.60 per share. These options vest as to 28% of the shares beginning one year after the date of grant and as to an additional 2% per month thereafter. The number and terms of Mr. Miller's options were determined based on the Compensation Committee's judgment as to the performance of Mr. Miller prior to the date of grant as well as the number of options already held by Mr. Miller. The Compensation Committee believes that the compensation arrangements established for Mr. Miller are consistent with the philosophy and objectives described above.

        The Committee believes that the Company's executives are focused on the attainment of a sustained high rate of growth and improving operating results for the benefit of the Company and its shareholders, and that the Company's compensation program, with its emphasis on performance-based and long-term incentive compensation, serves to reinforce this focus.

By the Compensation Committee
James B. Hickey, Jr., Chairman
Michael W. Vannier, M.D.
Sven A. Wehrwein

PERFORMANCE GRAPH

        Since June 9, 2003, the Company's common stock has been quoted on The Nasdaq National Market. From September 29, 2000 through June 6, 2003, the Company's common stock was quoted on The Nasdaq SmallCap Market. From December 31, 1998 until September 29, 2000, the Company's common stock was quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. The following graph shows changes during the period from December 31, 1998 to December 31, 2003 in the value of $100 invested in: (1) the Company's common stock; (2) the CRSP Total Return Index for The Nasdaq Stock Market (US); and (3) Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

	12/31/98	6/30/99	12/31/99	6/30/00	12/29/00	6/29/01	12/31/01	6/28/02	12/31/02	6/30/03	12/31/03
Vital Images, Inc.	$100.00	$462.07	$251.72	$365.52	$193.10	$303.45	$515.86	$358.62	$494.90	$1,019.59	$985.38
CRSP Total Return Index for Nasdaq Stock Market (US)	$100.00	$122.53	$185.43	$181.14	$111.83	$98.42	$88.76	$67.04	$61.37	$74.44	$91.75
CRSP Nasdaq Non-Financial Stocks	$100.00	$124.28	$196.05	$192.28	$114.46	$98.26	$87.58	$62.72	$57.22	$70.46	$87.59

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

        The Audit Committee is responsible for reviewing the Company's financial reporting process, its systems of internal controls, the audit process and compliance with laws and regulations. The Audit Committee also has the authority and responsibility to select, evaluate and, when it deems it to be appropriate, replace the independent auditors.

        The Audit Committee is composed of four directors who are independent as provided in Rule 4500(a)(15) of Nasdaq's Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934. The members of the Audit Committee are appointed annually by the Board of Directors. James B. Hickey, Jr., Richard W. Perkins, Michael W. Vannier, M.D. and Sven A. Wehrwein served as members of the Audit Committee throughout 2003.

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2003; discussed with the Company's independent auditors the matters required to be discussed by Statement On Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), as it may be modified or supplemented; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as it may be modified or supplemented; and discussed with the independent auditors their independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        In voluntary early compliance with the Sarbanes-Oxley Act of 2002, on February 6, 2003, the Board of Directors adopted a written charter for the Audit Committee. The charter was attached as Exhibit A to the Company's proxy statement dated April 17, 2003. Also in voluntary early compliance with Sarbanes-Oxley, the Audit Committee established procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company's employees of any concerns regarding questionable accounting or auditing matters.

By the Audit Committee

Sven A. Wehrwein, Chairman
James B. Hickey, Jr.
Richard W. Perkins
Michael W. Vannier, M.D.

INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

Audit and Other Professional Fees

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the Company's last two fiscal years and fees billed for other services rendered by PricewaterhouseCoopers LLP during those years are set forth in the following table:

	2003	2002
Audit Fees(1)	$141,472	$75,609
Audit-related fees(2)	11,500	12,019
Tax fees(3)	25,550	12,275
All other fees(4)	—	—

Total	$178,522	$99,903

(1)
Audit fees are fees the Company paid for professional services performed by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements, the review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are fees for assurance and related services performed by PricewaterhouseCoopers LLC that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes consultations concerning financial accounting and reporting issues.

(3)
Tax fees are fees for professional services performed by PricewaterhouseCoopers LLC with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company, any refund claims, payment planning, tax audit assistance, tax advice related to mergers and acquisitions, and tax work stemming from audit-related items.

(4)
All other fees are fees for other permissible work performed by PricewaterhouseCoopers LLP that does meet the above category descriptions.

        As provided in the Audit Committee's Charter, a copy of which was included in the Company's proxy statement for its Annual Meeting of Shareholders held in 2003, all engagements for any non-audit services by the Company's independent auditors must be approved by the Audit Committee before the commencement of any such services. The Audit Committee may designate a member or members of the Audit Committee to represent the entire Committee for purposes of approving non-audit services, subject to review by the full Audit Committee at the next regularly scheduled meeting.

        The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP to the Company, over and above the external audit fees, to be compatible with PricewaterhouseCoopers LLP's ability to maintain its independence.

AVAILABLE INFORMATION

        Shareholders of record on March 26, 2004 will receive a proxy statement and the Company's Annual Report to Shareholders which contains detailed financial information concerning the Company. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed a part hereof.

                      By Order of the Board of Directors

                      Gregory S. Furness, Secretary

April 19, 2004

PROXY

VITAL IMAGES, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
For Annual Meeting of Shareholders
May 12, 2004

        The undersigned, revoking all prior proxies, hereby appoints Jay D. Miller and Gregory S. Furness, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Vital Images, Inc. (the "Company") of record in the name of the undersigned at the close of business on March 26, 2004, at the Annual Meeting of Shareholders to be held on Wednesday, May 12, 2004, or at any adjournment thereof, upon the following matters:

1.
Election of the following nominees as directors:

Douglas M. Pihl, Jay D. Miller, Vincent J. Argiro, Ph.D., James B. Hickey, Jr.,
Richard W. Perkins, Michael W. Vannier, M.D., and Sven A. Wehrwein

    ☐    FOR ALL NOMINEES                                ☐    WITHHOLD FOR ALL NOMINEES

    ☐    FOR ALL NOMINEES EXCEPT THE FOLLOWING: (Write the name(s) of the nominee(s) withheld in the space provided below.)

In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting.

Please mark, date, sign, and mail this proxy promptly in the enclosed envelope.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. The Board of Directors recommends a vote FOR Proposal 1.

No. of Shares:	Dated:	, 2004.

(Print Name)	(Signature of Shareholder)
(Print Name)	(Signature of Shareholder)

Please sign your name exactly as it appears to the left on this proxy. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

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REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
AVAILABLE INFORMATION